UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2019, IRESI Montgomery Mitylene, L.L.C. (the “Mitylene Subsidiary”), an indirect wholly owned subsidiary of Inland Residential Properties Trust, Inc. (the “Company”), and B & M Development Company, L.L.C., an unaffiliated third party (the “Buyer”), entered into an amendment (the "Amendment") to the agreement between those parties dated December 21, 2018 (the "Agreement") to sell the property located at 8850 Crosswind Drive, Montgomery, Alabama, commonly known as “Verandas at Mitylene” (the “Property”) to the Buyer. The entry into the Agreement and its material terms were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchanges Commission (“SEC”) on December 28, 2018.

 The purpose of the Amendment is to rescind termination of and reinstate the Agreement following the Buyer’s notice of termination dated January 22, 2019, as described in Item 1.02 of this Current Report on Form 8-K, and to amend the Agreement to: (i) extend the title review period to January 25, 2019; (ii) extend the deadline for the Buyer to submit to the lender a preliminary written application to assume the Mitylene Subsidiary’s mortgage loan on the Property to February 8, 2019; (iii) extend the Buyer’s due diligence period to February 19, 2019 only for certain items, including the Buyer’s receipt and review of: (a) an appraisal of the Property, (b) Phase I environmental report for the Property, and (c) property condition report for the Property; and (iv) extend the Buyer’s due diligence period to January 25, 2019 for the remaining due diligence items. Moreover, pursuant to the Amendment, in the event that: (A) any of the reports ordered in (iii)(a) through (iii)(c) above are not satisfactory to the Buyer in its reasonable discretion and/or materially adversely affect the loan assumption or the Buyer's ability to obtain its desired supplemental loan on the Property, or (B) the Buyer is unable to complete its equity structure for the sale, the Buyer may terminate the Agreement by providing a written notice to the Mitylene Subsidiary on or before February 19, 2019, and upon the Buyer's election to terminate, the Agreement will terminate, and the earnest money of as much as $500,000, $250,000 of which has already been collected, and the remaining $250,000 of which is due on January 28, 2019, will be returned to the Buyer.

 The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to a future filing by the Company with the SEC.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 22, 2019, to preserve its rights under the Agreement, the Buyer provided notice to the Mitylene Subsidiary of its election to terminate while engaging in discussions to extend significant dates as noted above. Subsequent to the Buyer providing notice of termination of the Agreement, the Buyer and the Mitylene Subsidiary entered into the Amendment to rescind termination of and reinstate the Agreement and to amend the Agreement as disclosed in Item 1.01 of this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

Attached to this Current Report on Form 8-K is a copy of a letter from the Company to its stockholders, dated January 25, 2019. The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Payment of Initial Liquidating Distribution

On January 25, 2019, the Company paid an initial liquidating distribution (the “Initial Liquidating Distribution”) of $4.53353284 per share to the record holders of the Company’s Class A common stock as of the close of business on January 25, 2019. Pursuant to the provisions of the Company’s charter, all outstanding shares of the Company’s Class T and Class T-3 common stock were converted to shares of the Company’s Class A common stock on January 23, 2019. Pursuant to the Company’s plan of liquidation, the Initial Liquidating Distribution was unanimously approved by the Company’s board of directors in connection with the previously disclosed sale of “The Commons at Town Center” property (the “Property Sale”), the closing of which occurred on December 20, 2018. The Initial Liquidating Distribution was funded from the Property Sale.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

99.1       Inland Residential Properties Trust, Inc. letter to stockholders dated January 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	January 25, 2019	By:	/s/ Mitchell A. Sabshon
		Name:	Mitchell A. Sabshon
		Title	President and Chief Executive Officer